Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors Lennox International Inc.:
     We consent to the incorporation by reference in the Registration Statement Nos. 333-127540, 333-91130, 333-91128, 333-71416, 333-60122, 333-52046, 333-86989, 333-83961 and 333-83959 on Form S-8, and Registration Statement No. 333-155796 on Form S-3 of Lennox International Inc. and subsidiaries of our report dated February 18, 2011, with respect to the consolidated balance sheets of Lennox International Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Lennox International Inc.
/s/ KPMG LLP
Dallas, Texas
February 18, 2011